Exhibit 8.1
[GT LETTERHEAD]
June 18, 2008
Hines Real Estate Investment Trust, Inc.
2800 Post Oak Blvd., Suite 5000
Houston, Texas 77056
Ladies and Gentlemen:
     You have requested our opinion in connection with the proposed sale of up to $3,500,000,000 of the common stock of Hines Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), pursuant to the filing, on or about June 18, 2008, of a Pre-Effective Amendment #1 to the prospectus on Form S-11 (Registration No. 333-148854) filed with the Securities and Exchange Commission on January 25, 2008 (collectively, the “Registration Statement”). All capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the Registration Statement.
     In rendering our opinion, we have examined such statutes, regulations, records, agreements, certificates and other documents as we have considered necessary or appropriate as a basis for such opinion, including the following: (1) the Registration Statement (including all Exhibits thereto and all amendments made thereto through the date hereof), (2) the Articles of Incorporation of the Company, together with all amendments thereto, (3) certain written representations of the Company, contained in a letter to us dated on or about the date hereof (the “Representation Letter”), and on statements made by independent public accountants of the Company, (4) copies of representative leases entered into by the Company as of the date hereof, and (5) such other documents or information as we have deemed necessary to render the opinion set forth in this letter. In our review, we have assumed, and with your consent, we are relying upon, that the documents listed above that we reviewed in proposed form will be duly executed without material changes from the documents reviewed by us, all of the representations and statements set forth in such documents are true, accurate and complete, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Articles of Incorporation of the Company, have been and will continue to be performed or satisfied in accordance with their terms. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.
     We have not made an independent investigation or audit of the facts set forth in the above referenced documents or statements, including, without limitation, factual matters in the Representation Letter and in the Registration Statement. We have consequently assumed and, with your consent, have relied upon (i) the representations as to factual matters in the Representation Letter; (ii) that any representation or statement made as a belief or made to the knowledge or belief of or similarly qualified is correct and accurate as if made without such qualification, and that such representation or statement will continue to be correct and accurate, without such qualification; (iii) that the information presented in all documents or otherwise furnished to us is accurate and complete in all material respects; and (iv) that from and after the date hereof, the Company will continue to operate in a manner which meets the applicable asset

Hines Real Estate Investment Trust, Inc.
June 18, 2008

composition, source of income, shareholder diversification, distribution and other requirements of the Internal Revenue Code of 1986, as amended (the “Code”) necessary to qualify, and remain qualified, as a REIT.
     We are opining herein only as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.
     Based upon, subject to, and limited by the assumptions and qualifications set forth herein, including those set forth below, we are of the opinion that:
1.	The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, effective for its taxable years ended December 31, 2004 through December 31, 2007, and the Company’s proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT under the Code.
2.	Hines REIT Properties, L.P. will be properly classified as a partnership under the Code.
3.	All statements of law and legal conclusions, but not statements of facts, contained in the “Material Tax Considerations” section of the Registration Statement are correct in all material respects.
     No assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a real estate investment trust under the Code. The Company’s ability to achieve and maintain qualification as a REIT depends upon its ability to achieve and maintain certain diversity of stock ownership requirements and, through actual annual operating results, certain requirements under the Code regarding its income, assets and distribution levels and other requirements of the Code. No assurance can be given that the actual ownership of the Company’s stock and its actual operating results and distributions for any taxable year will satisfy the tests necessary to achieve and maintain its status as a REIT. We express no opinion as to any of the economic terms of the leases, the commercial reasonableness thereof, or whether the actual economic relationships created thereby are such that the leases will be respected for federal income tax purposes or whether the rental income and other terms of the leases conform with normal business practice and are not being used as a means to base rent on the income or profits of the lessees.
     The opinion set forth in this letter is based on existing law as contained in the Code, Treasury Regulations, and interpretations of the foregoing by the Internal Revenue Service (“IRS”) and by the courts, applicable legislative history, and the administrative rulings and practices of the IRS, including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, in effect (or, in case of certain Proposed Regulations, proposed) as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations,

Hines Real Estate Investment Trust, Inc.
June 18, 2008

and that might result in material modifications of our opinion. In addition, variation or differences in the facts from those set forth in the Representation Letter may affect the conclusion stated herein. This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might effect any matters or the opinion set forth herein. Our opinions are not binding on the Internal Revenue Service and the Internal Revenue Service may disagree with the opinion contained herein. The foregoing opinion is limited to the specific matters covered thereby and should not be interpreted to imply the undersigned has offered its opinion on any other matter. This opinion has been prepared for you, and may be used by you, solely in connection with the filing of the Registration Statement.
     We hereby consent to the use and filing of this opinion letter as an Exhibit 8.1 to the Registration Statement and to the use of the name of the firm under the captions “Material Tax Considerations” and “Legal Opinions” in the Registration Statement. In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act of 1933, as amended

Very truly yours,
/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP